Exhibit 99.1

RICHARD W. FISHER

March 7, 2005

TO:	Boards of Directors Electronic Data Systems Corporation and its Subsidiaries 5400 Legacy Drive Plano, TX 75024

I hereby resign from my position as a director of Electronic Data Systems Corporation ("EDS") effective as of March 31, 2005, and confirm my resignation from the Compensation and Benefits Committee of the EDS Board of Directors effective as of February 2, 2005.

The only reason for my resigning from the Board and its respective committees is because I am required to do so by the Federal Reserve System, as I am assuming the position of President and Chief Executive Officer of the Federal Reserve Bank of Dallas effective April 4, 2005.

It has been a privilege and an honor to serve on the board of EDS.

Sincerely,

/S/  RICHARD W. FISHER

Richard W. Fisher

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